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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement/Prospectus on Form S-4 of Verizon Wireless of the East LP and Verizon Communications Inc. of our report dated June 30, 2000, on the consolidated financial statements of GTE Corporation as of December 31, 1999, and for each of the two years in the period ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP

Dallas, Texas
February 8, 2002